                                                                   Exhibit 99.1

PRESS RELEASE

FOR MORE INFORMATION, CALL:

GAYLA J. DELLY
CHIEF FINANCIAL OFFICER                                       JULY 18, 2002

(979) 849-6550

                                                           FOR IMMEDIATE RELEASE

               BENCHMARK ELECTRONICS REPORTS SEQUENTIAL QUARTERLY
           INCREASES IN REVENUES AND EARNINGS FOR SECOND QUARTER 2002

ANGLETON, TX, JULY 18, 2002- Benchmark Electronics, Inc. (NYSE: BHE) announced sales revenue of $404.4 million for the quarter ended June 30, 2002 compared to $329.2 million in the previous quarter and $317.4 million in the same quarter of the prior year. Second quarter net income was $8.3 million on a GAAP basis, compared to $5.3 million net income in the prior quarter and to net income, excluding amortization of goodwill and restructuring charges, net of tax, of $2.4 million for the same quarter in the previous year. Diluted earnings per share on a GAAP basis was $0.33 for the second quarter of 2002, compared to $0.26 per share for the previous quarter and $0.12 cash earnings per share (excluding amortization of goodwill and restructuring charges, net of tax) for the same quarter in the previous year. During the quarter ended June 30, 2002, GAAP earnings and cash earnings per share are equal as no restructuring charges were incurred or goodwill amortization was recorded during the period.

"Over the past year we remained focused on one of our key business strategies, expansion in Asia. Our team is excited about our recently announced acquisition of the ACT Thailand and UK operations. We are also pleased to announce our greenfield operation in Suzhou, China which we expect to commence production in the fourth quarter this year," commented Donald E. Nigbor, Chief Executive Officer of Benchmark Electronics, Inc.

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PR July 18, 2002                                                          Page 2


QUARTERLY FINANCIAL HIGHLIGHTS

     o Cash generated from operations was $47 million in the second quarter and $73 million for the six month period ended June 30th.

     o    Second quarter revenue grew by 23% over first quarter 2002.

     o Accounts receivables increased by $5.8 million to $191.6 million in the second quarter from $185.8 million in the first quarter. Calculated days sales outstanding improved to 43 days from 51 days in the previous quarter.

     o Inventories decreased to $195.7 million in the quarter from $196.8 million for the first quarter 2002. Inventory turns improved to 7.6 for the quarter from 6.2 for the first quarter.

THIRD QUARTER 2002 GUIDANCE

We expect to close the acquisition of the ACT Thailand and UK operations in the middle of the third quarter. Based on current customer indications and including contributions for part of the quarter from the ACT Thailand and UK operations, the Company expects third quarter 2002 revenues to range from $420 million to $430 million, with corresponding earnings per share of $0.34 to $0.37, excluding any one-time transaction and related charges associated with the acquisition.

This news release contains certain forward-looking statements within the scope of the Securities Act of 1933 and the Securities Exchange Act of 1934. The words "expect," "estimate," "anticipate," "predict," and similar expressions, and the negatives of such expressions, are intended to identify forward-looking statements. Although the Company believes that these statements are based upon reasonable assumptions, such statements involve risks, uncertainties and assumptions, including but not limited to industry and economic conditions, customer actions and the other factors discussed in Benchmark's Form 10-K for the year ended December 31, 2001 and its other filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated.

Benchmark Electronics, Inc. is in the business of manufacturing electronics and provides its services to original equipment manufacturers of telecommunication equipment, computers and related products for business enterprises, video/audio/entertainment products, industrial control equipment, testing and instrumentation products and medical

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PR July 18, 2002                                                          Page 3


devices. Benchmark's global operations include facilities in six countries. Benchmark's Common Stock trades on the New York Stock Exchange under the symbol BHE.

A conference call hosted by Benchmark management will be held today at 10:00 am CDT to discuss the financial results of the Company and its future outlook. This call will be broadcast via the Internet and may be accessed by logging on to our website at www.bench.com.

                                       ###

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PR July 18, 2002                                                          Page 4


                  Benchmark Electronics, Inc. and Subsidiaries

                        Consolidated Statements of Income
                  (Amounts in Thousands, Except Per Share Data)
                                   (UNAUDITED)

                                                           Three Months Ended                          Six Months Ended
                                                                June 30,                                   June 30,
                                                         2002                2001                    2002             2001
                                                         ----                ----                    ----             ----
Net sales                                             $  404,375              317,433                733,563          749,338
Cost of sales                                            373,573              295,381                677,886          695,123
                                                       ----------         ------------            -----------      -----------

       Gross profit                                       30,802               22,052                 55,677           54,215

Selling, general and administrative expenses              16,122               14,666                 30,298           28,825
Asset write-offs                                           1,608                    -                  1,608                -
Restructuring charges                                          -                3,347                      -            4,613
Amortization of goodwill                                       -                3,223                      -            6,445
                                                       ----------         ------------            -----------      -----------

       Operating income                                   13,072                  816                 23,771           14,332

Other income (expense):
    Interest expense                                      (2,777)              (4,600)                (5,691)         (10,313)
    Other                                                  2,607                  794                  3,179              294
                                                       ----------         ------------            -----------      -----------
 Total other expense, net                                   (170)              (3,806)                (2,512)         (10,019)

                                                       ----------         ------------            -----------      -----------
       Income (loss) before income taxes                  12,902               (2,990)                21,259            4,313

Income tax expense (benefit)                               4,644                 (897)                 7,653            1,294
                                                       ----------         ------------            -----------      -----------

       Net income (loss)                              $    8,258               (2,093)                13,606            3,019
                                                       ==========         ============            ===========      ===========

Earnings (loss) per share:
       Basic                                          $     0.35                (0.11)                  0.63             0.15
                                                       ==========         ============            ===========      ===========
       Diluted                                              0.33                (0.11)                  0.60             0.15
                                                       ==========         ============            ===========      ===========
       Cash                                                 0.33                 0.01                   0.60             0.37
                                                       ==========         ============            ===========      ===========


Earnings per share before restructuring charges:
       Basic                                          $     0.35                 0.01                   0.63             0.32
                                                       ==========         ============            ===========      ===========
       Diluted                                              0.33                 0.01                   0.60             0.31
                                                       ==========         ============            ===========      ===========
       Cash                                                 0.33                 0.12                   0.60             0.53
                                                       ==========         ============            ===========      ===========


Weighted average number of shares outstanding:
       Basic                                              23,654               19,605                 21,719           19,601
                                                       ==========         ============            ===========      ===========
       Diluted                                            24,691               19,605                 22,585           20,312
                                                       ==========         ============            ===========      ===========

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PR July 18, 2002                                                          Page 4


                  Benchmark Electronics, Inc. and Subsidiaries

                      Condensed Consolidated Balance Sheet
                                  June 30, 2002
                             (Amounts in Thousands)
                                   (UNAUDITED)


Assets
------
Current assets:
     Cash                                                                             $   225,976
     Accounts receivable, net                                                             191,585
     Inventories, net                                                                     195,682
     Other current assets                                                                  29,849
                                                                                        ---------

         Total current assets                                                             643,092

Property, plant and equipment, net                                                         80,733
Other assets, net                                                                          15,031
Goodwill, net                                                                             119,506
                                                                                        ---------

         Total assets                                                                 $   858,362
                                                                                        =========

Liabilities and Shareholders' Equity
------------------------------------

Current liabilities:
     Current installments of other long-term debt                                     $    23,415
     Accounts payable                                                                     188,988
     Other current liabilities                                                             37,836
                                                                                        ---------

         Total current liabilities                                                        250,239

Revolving line of credit                                                                        -
Convertible subordinated notes                                                             80,200
Other long-term debt, excluding current installments                                       32,514
Other long-term liabilities                                                                18,702

Shareholders' equity                                                                      476,707
                                                                                        ---------

         Total liabilities and shareholders' equity                                   $   858,362
                                                                                        =========